                                                                     EXHIBIT 4.2


                               [FACE OF SECURITY]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) IF, AND FOR SO LONG AS, THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

WORLD AIRWAYS, INC.

8.0% Convertible Senior Subordinated Debentures due 2009

NO.______________                                            $_________________



         World Airways, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________(the "Holder"), or registered assigns, the principal sum of ____________________Dollars and No Cents ($__________) on December 30, 2009, and to pay interest thereon from the date of original issuance of Securities pursuant to the Indenture or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 30th and December 30th in each year, commencing on June 30, 2004, at the rate of 8.0% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 15th and December 15th (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notice of a Special Record Date shall be given to Holders of Securities not less than 10 days prior to such Special Record Date. Payment of the principal of, premium, if any, and interest on the Securities shall be made in money of the United States that at the time of payment is legal tender for payment of public and private debts. Each installment of interest on the Securities shall be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof entitled to such interest or, if no such account is specified, by mailing a check to each such Holder's registered address. The Holders must surrender the Securities to a Paying Agent to collect principal and premium payments on the Securities.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: December 30, 2003                     WORLD AIRWAYS, INC.


                                             By:
                                                 ------------------------------
                                                 Name:
                                                       ------------------------
                                                 Title:
                                                        -----------------------

Attest:
       -----------------------



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture.



                                             WACHOVIA BANK, NATIONAL ASSOCIATION



                                             By:
                                                 ------------------------------
                                                 Name:
                                                       ------------------------
                                                 Title:
                                                        -----------------------

                              [REVERSE OF SECURITY]

         This Security is one of a duly authorized issue of Securities of the Company designated as its 8.0% Convertible Senior Subordinated Debentures due 2009 (herein called the "Securities"), limited in aggregate principal amount to $25,545,000, issued under an Indenture, dated as of December 30, 2003 (herein called the "Indenture"), between the Company and Wachovia Bank, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or after the date hereof and before the close of business on December 30, 2009, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the second Business Day preceding the Redemption Date, to convert the principal amount of this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), into fully paid and non-assessable whole shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at a Conversion Price of $3.20 per share (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture). The Holder of this Security may exercise this conversion option by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied by written notice to the Company in the form provided in this Security (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. The number of shares of Common Stock into which this Security or portion hereof surrendered for conversion is convertible is determined by dividing the principal amount of this Security or portion hereof surrendered for conversion by the Conversion Price in effect on the date of conversion. Except in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and prior to such Interest Payment Date, a Holder of this Security (or any Predecessor Security) shall be entitled to receive accrued interest on such Security to and including the date of conversion in cash or, at the election of such Holder, shares of Common Stock. If such Holder elects to receive Common Stock upon conversion as set forth above, the shares of Common Stock will be valued at the VWAP of the Common Stock for the five Trading Days immediately prior to the date that the Holder has delivered to the Company its notice of election to convert as provided for in Section 1302 of the Indenture. The shares of Common Stock to be delivered upon conversion (if elected by such Holder) shall have been registered for resale pursuant to the Registration Rights Agreements; provided, that, if such shares are not so registered as of the date of conversion, the Company shall use its best efforts to cause such shares to be registered for resale pursuant to the Registration Rights Agreements or to otherwise be freely transferable in a public resale as soon as possible after conversion. If such conversion occurs after the Regular Record Date next preceding any Interest Payment Date and prior to such Interest Payment Date, such Holder of the Security of record shall receive an installment of interest payable in cash on such Interest Payment Date instead of any payment of accrued interest on the date of conversion.

         No fractional shares or scrip representing fractions of shares will be issued on optional conversion, but instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale or transfer of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger, sale or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

         The Securities are subject to redemption at the election of the Company, at a Redemption Price equal to 100% of the principal amount thereof being redeemed, in each case, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) upon not less than 30 and not more than 60 days' notice by mail, as a whole or in part: (i) on or after December 30, 2004, if the average of the daily Closing Prices of the Common Stock for any 20 Trading Days out of 30 consecutive Trading Days ending on or before December 30, 2005, is at least 200.0% of the Conversion Price then in effect, (ii) on or after December 31, 2005, if the average of the daily Closing Prices of the Common Stock for any 20 Trading Days out of 30 consecutive Trading Days ending on or before December 30, 2006, is at least 150.0% of the Conversion Price then in effect, or (iii) at any time by the Company on or after December 31, 2006.

         In certain circumstances involving the occurrence of a Repurchase Event (as defined in the Indenture), the Holder hereof shall have the right to require the Company to repurchase this Security at 100% of the principal amount hereof, together with accrued interest to the Repurchase Date, but interest installments whose Stated Maturity is on or prior to such Repurchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, in all respects, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes, in each case as provided for in the Indenture.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, together with the consent of a minimum of two Holders that are not Affiliates of each other, and, under certain limited circumstances, by the Company and the Trustee without the consent of the Holders. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange except as provided in the Indenture, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Security is registered on the Security Register as the owner hereof for all purposes, except as provided in this Security, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

                 [FORM OF OPTIONAL CONVERSION NOTICE BY HOLDER]

TO WORLD AIRWAYS, INC.

         The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with (i) any check in payment for a fractional share and/or any interest accrued hereon and (ii) any Security representing any unconverted principal amount hereof and/or any interest accrued hereon, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
       -------------------------           -----------------------------------
                                           Signature(s)


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program
(STAMP) or similar program.


Signature Guarantee:
                     --------------------------------


Fill in for registration                                  Principal amount to be
of shares of Common Stock                                 converted
or Securities (if less than all Securities
are being converted) if they are to be                    $__________,000
issued other than to and in the name
of the registered owner:

-------------------------------------------
(Name)

-------------------------------------------
(Street Address)

-------------------------------------------
(City, State and zip code)

(Please print name and address)

Register:  _______________  Common Stock
           _______________  Securities

(Check appropriate line(s)).

If undersigned is receiving accrued
interest upon conversion (if
conversion is not being elected after
the Regular Record Date next
preceding any Interest Payment Date),
select manner of receiving such
payment

_____ Cash
_____ Common Stock
(Check appropriate line).

                                [ASSIGNMENT FORM]

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to (Insert assignee's social security or tax ID number)

(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                                       Your Signature:
      --------------------------                          ----------------------


        (Sign exactly as your name appears on the face of this Security)


Signature Guarantee:
                    --------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


         If you wish to have this Security purchased by the Company pursuant to
Section 1401 of the Indenture, check the Box: [  ]


         If you wish to have a portion of this Security (which is $1,000 or an integral multiple thereof) purchased by the Company pursuant to Section 1401 of the Indenture, state the amount you wish to have purchased:

                               $
                                ------------------------------

Date:                          Your Signature(s):
     ------------------                          -------------------------------

                               Tax Identification No.:
                                                      --------------------------


        (Sign exactly as your name appears on the face of this Security)



Signature Guarantee:
                    -----------------------------------